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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Commission

       Date of Report (Date of earliest event reported): January 10, 1997

                                Hadco Corporation
             (Exact name of Registrant as specified in its charter)

         Massachusetts                         0-12102                        04-2393279
 -------------------------------       ------------------------    ---------------------------------
 (State or other jurisdiction of       (Commission File Number)    (IRS Employer Identification No.)
          Incorporation

                 12A Manor Parkway, Salem, New Hampshire, 03079
            --------------------------------------------------------
                    (Address of principal executive offices)

                                 (603) 898-8000
            --------------------------------------------------------
               Registrant's telephone number, including area code


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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     On January 10, 1996, Hadco Acquisition Corp. (the "Purchaser"), a Delaware corporation and a direct, wholly owned subsidiary of Hadco Corporation, a Massachusetts corporation and the Registrant herein (the "Parent"), purchased 10,796,104 (or approximately 97.6 percent) of the outstanding shares of common stock, $.001 par value (the "Zycon Common Stock"), of Zycon Corporation (the "Company"), a Delaware corporation, for $18 per share, net to the seller in cash or an aggregate purchase price of $194.3 million. The acquisition was made pursuant to a tender offer by the Purchaser and the Parent, to purchase all of the outstanding shares of Zycon Common Stock at $18 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 11, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together, and with any amendments or supplements thereto, collectively constitute the "Offer"). Promptly after completion of the Offer, pursuant to the terms of the Agreement and Plan of Merger dated December 4, 1996, among the Parent, the Purchaser and the Company (the "Merger Agreement"), the Purchaser was merged, pursuant to Section 253 of the Delaware General Corporation Law, with and into the Company (the "Merger"), whereby the Company now is a direct, wholly-owned subsidiary of the Parent, and all shares of Zycon Common Stock outstanding immediately prior to the effective time of the Merger (other than shares owned by the Parent, the Purchaser, the Company or any of their respective subsidiaries, or shareholders who properly perfect appraisal rights in accordance with Section 262 of the Delaware General Corporation Law, as amended) were converted into the right to receive $18 in cash, without interest and less any required withholding taxes.

     On December 4, 1996, the Parent, the Purchaser and the holders of approximately 57 percent of the then outstanding shares of Zycon Common Stock entered into a Stockholders Agreement (the "Stockholders Agreement"), pursuant to which, among other things, such holders severally (i) agreed to tender their shares in the Offer, (ii) granted to the Company an irrevocable option to purchase their shares of Zycon Common Stock at $18.00 per share, net to the seller in cash, under certain circumstances (including the termination of the Merger Agreement or the withdrawal by the Parent or Purchaser of the Offer), and
(iii) agreed to vote their shares of Zycon Common Stock in a certain manner under certain circumstances.

     The purchase price for the shares of Zycon Common Stock acquired in the Offer and pursuant to the Merger Agreement was determined by arms-length negotiation between the Parent and the Company and was funded by a senior revolving credit facility for up to $250 million entered into as of January 8, 1997 (the "Credit Facility"), among the Parent, the banks thereto, and The First National Bank of Boston ("Bank of Boston"), Individually and as Agent.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

    (a) & (b)  It is impracticable at this time for the Registrant to file, together with this Current Report, the required financial statements and pro forma financial information with respect to the Company. Accordingly, the Registrant hereby


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               undertakes to file such required statements and information by amendment to this Current Report on Form 8-K on or prior to March 25, 1997.

          (c)  Exhibits
               --------

               2.1 Agreement and Plan of Merger dated as of December 4, 1996, among the Registrant, Hadco Acquisition Corp. and Zycon Corporation (filed as Exhibit (c)(1) to the Schedule 14D-1 filed by the Registrant on December 11, 1996 and incorporated herein by reference).

               2.2 Stockholders Agreement dated December 4, 1996, among the Registrant and the parties named therein (filed as Exhibit
                    (c)(2) to the Schedule 14D-1 filed by the Registrant on December 11, 1996 and incorporated herein by reference).

               10.1 Revolving Credit Agreement dated as of January 1997 between the Registrant and The First National Bank of Boston (filed as 10.40 to Annual Report on Form 10-K, File No. 0-12102, for the year ended October 26, 1996).


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HADCO CORPORATION


Dated:  January 23, 1997               By: /s/ Timothy P. Losik
                                           -----------------------
                                           Timothy P. Losik
                                           Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit Number                    Exhibit Description                      Page
--------------                    -------------------                      ----

     2.1 Agreement and Plan of Merger dated as of December4, 1996, among the Registrant, Hadco Acquisition Corp. and Zycon Corporation (filed as Exhibit (c)(1) to the
                 Schedule 14D-1 filed by the Registrant on December 11, 1996 and incorporated herein by reference).

     2.2 Stockholders Agreement dated December 4, 1996, among the Registrant and the parties named therein (filed as Exhibit (c)(2) to the Schedule 14D-1 filed by the Registrant on December 11, 1996 and incorporated herein by reference).

     10.1 Revolving Credit Agreement dated as of January 1997 between the Registrant and The First National Bank of Boston (filed as 10.40 to Annual Report on Form 10-K, File No. 0-12102, for the year ended October 26, 1996).